Exhibit 99.1

Teva Reports Third Quarter 2020 Financial Results

  Revenues of $4.0 billion
  GAAP diluted loss per share of $3.97
  Non-GAAP diluted EPS of $0.58
  Free cash flow of $506 million
  Full year 2020 business outlook revised:
    Net revenues of $16.5-16.8 billion
    EBITDA of $4.7 - $4.9 billion
    EPS of $2.40 - $2.55
    Free cash flow of $1.8 - $2.2 billion

TEL AVIV, Israel--(BUSINESS WIRE)--November 5, 2020--Teva Pharmaceutical Industries Ltd. (NYSE: TEVA, TASE: TEVA) today reported results for the quarter ended September 30, 2020.

Mr. Kåre Schultz, Teva's President and CEO, said, “Teva's business and operations have shown resilience as the COVID-19 pandemic continues to impact the world. The quarter saw continued strong performance from our key growth drivers, led by AUSTEDO® and the biosimilar TRUXIMA®, while the market share of AJOVY® continued to grow in the U.S. and Europe. During this quarter we also launched our digital inhalers AirDuo® Digihaler® and ArmonAir® Digihaler® in the U.S. The DigiHaler® portfolio is now the first and only family of digital inhalers with built-in sensors available to patients."

Mr. Schultz continued, "Over the past three years we have reduced our net debt by more than $10 billion to $23.8 billion. This debt reduction, and the continued improvement of our profitability, keeps us on track to achieve our long-term financial targets by the end of 2023."

Third Quarter 2020 Consolidated Results

Revenues in the third quarter of 2020 were $3,978 million, a decrease of 3% in both U.S. dollar and local currency terms, compared to the third quarter of 2019. This decrease was mainly due to lower revenues from generics, OTC and COPAXONE® in all regions and lower revenues from QVAR® and BENDEKA®/TREANDA® in our North America segment, as well as reduced demand for certain products resulting from the impact of the COVID-19 pandemic, partially offset by higher revenues from AUSTEDO and AJOVY.

Exchange rate differences between the third quarter of 2020 and the third quarter of 2019, including hedging effects, positively impacted our revenues by $14 million and negatively impacted our GAAP and non-GAAP operating income by $18 million and $13 million, respectively.

GAAP gross profit was $1,852 million in the third quarter of 2020, an increase of 1% compared to the third quarter of 2019. GAAP gross profit margin was 46.6% in the third quarter of 2020, compared to 44.7% in the third quarter of 2019. The increase in gross profit margin was mainly due to higher profitability in North America resulting from the change in mix of products as well as operational cost efficiencies and network optimization, partially offset by lower sales of COPAXONE and other specialty products in all segments. Non-GAAP gross profit was $2,084 million in the third quarter of 2020, a decrease of 1% compared to the third quarter of 2019. Non-GAAP gross profit margin was 52.4% in the third quarter of 2020, compared to 51.4% in the third quarter of 2019.

GAAP Research and Development (R&D) expenses in the third quarter of 2020 were $258 million, an increase of 7% compared to the third quarter of 2019. Non-GAAP R&D expenses were $233 million, or 5.8% of quarterly revenues, in the third quarter of 2020, compared to $242 million, or 5.9%, in the third quarter of 2019. In the third quarter of 2020, our R&D expenses related primarily to specialty product candidates in the pain, respiratory and neuropsychiatry therapeutic areas, with additional activities in selected other areas and generic products including biosimilars. Our higher R&D expenses in the third quarter of 2020, compared to the third quarter of 2019, were mainly due to an upfront payment made in the third quarter of 2020.

GAAP Selling and Marketing (S&M) expenses in the third quarter of 2020 were $605 million, an increase of 2% compared to the third quarter of 2019. Non-GAAP S&M expenses were $566 million, or 14.2% of quarterly revenues, in the third quarter of 2020, compared to $551 million, or 13.5%, in the third quarter of 2019.

GAAP General and Administrative (G&A) expenses in the third quarter of 2020 were $279 million, a decrease of 2% compared to the third quarter of 2019. Non-GAAP G&A expenses were $269 million, or 6.8% of quarterly revenues, in the third quarter of 2020, compared to $270 million, or 6.6%, in the third quarter of 2019.

We recorded a goodwill impairment charge of $4,628 million related to our North America reporting unit in the third quarter of 2020, in connection with current market capitalization influenced by uncertainty regarding the timeframe for resolution of certain litigations.

Other income in the third quarter of 2020 was $8 million, compared to $14 million in the third quarter of 2019.

GAAP operating loss in the third quarter of 2020 was $4,342 million, compared to GAAP operating loss of $81 million in the third quarter of 2019. This decrease was mainly due to the goodwill impairment charge and higher intangible asset impairment in the third quarter of 2020, partially offset by lower legal settlements and loss contingencies charges in the third quarter of 2020.

Non-GAAP operating income in the third quarter of 2020 was $1,025 million, a decrease of 3%, compared to $1,051 million in the third quarter of 2019.

EBITDA (non-GAAP operating income, which excludes amortization and certain other items, as well as depreciation expenses) was $1,153 million in the third quarter of 2020, a decrease of 3% compared to $1,183 million in the third quarter of 2019.

GAAP financial expenses were $117 million in the third quarter of 2020, compared to $211 million in the third quarter of 2019. Non-GAAP financial expenses were $241 million in the third quarter of 2020, compared to $208 million in the third quarter of 2019.

In the third quarter of 2020, we recognized a GAAP tax expense of $16 million, on pre-tax loss of $4,459 million. In the third quarter of 2019, we recognized a tax expense of $11 million, on pre-tax loss of $292 million. Our tax rate for the third quarter of 2020 was mainly affected by the goodwill impairment charge that does not have a corresponding tax effect and other changes to tax positions and deductions. Non-GAAP income taxes for the third quarter of 2020 were $133 million, or 17%, on pre-tax non-GAAP income of $784 million. Non-GAAP income taxes in the third quarter of 2019 were $183 million, or 22%, on pre-tax non-GAAP income of $843 million.

We expect our annual non-GAAP tax rate for 2020 to be 17-18%, unchanged from our outlook provided in February 2020.

GAAP net loss attributable to Teva and GAAP diluted loss per share were $4,349 million and $3.97 respectively, in the third quarter of 2020, compared to GAAP net loss and GAAP diluted loss per share of $314 million and $0.29 in the third quarter of 2019. This decrease was mainly due to the goodwill impairment charge and higher intangible asset impairment charges in the third quarter of 2020, partially offset by lower legal settlements and loss contingencies in the third quarter of 2020. Non-GAAP net income attributable to Teva and non-GAAP diluted EPS in the third quarter of 2020 were $637 million and $0.58, respectively, compared to $637 million and $0.58 in the third quarter of 2019.

The weighted average diluted shares outstanding used for the fully diluted share calculation for the three months ended September 30, 2020 and 2019 was 1,096 million and 1,092 million shares, respectively. The weighted average diluted shares outstanding used for the fully diluted share calculation on a non-GAAP basis for the three months ended September 30, 2020 and 2019 was 1,100 million and 1,093 million shares, respectively.

As of September 30, 2020 and 2019, the fully diluted share count for purposes of calculating our market capitalization was approximately 1,118 million and 1,107 million, respectively.

Non-GAAP information: Net non-GAAP adjustments in the third quarter of 2020 were $4,986 million. Non-GAAP net income and non-GAAP EPS for the third quarter of 2020 were adjusted to exclude the following items:

  A goodwill impairment charge of $4,628 million related to our North America reporting unit in the third quarter of 2020;
  $565 million impairment of long-lived assets comprised mainly of impairments of identifiable intangible assets totaling $509 million ($360 million of IPR&D assets and $149 million of identifiable product rights);
  Amortization of purchased intangible assets of $251 million, of which $221 million is included in cost of sales and the remaining $31 million in S&M expenses;
  Contingent consideration income of $179 million, mainly related to a decrease in future royalties;
  Gain from equity investment of $134 million, reflecting the difference between the book value of our investment in American Well Corporation and its fair value as of the date it completed its initial public offering in September 2020;
  Finance income of $124 million, mainly related to the American Well equity holding;
  Purchase of in-process R&D of $21 million;
  Legal settlements and loss contingencies of $21 million;
  Equity compensation expenses of $30 million;
  Other items of $24 million; and
  Income tax of $117 million.

Teva believes that excluding such items facilitates investors’ understanding of its business. For further information, see the tables below for a reconciliation of the U.S. GAAP results to the adjusted non-GAAP figures and the information under “Non-GAAP Financial Measures.” Investors should consider non-GAAP financial measures in addition to, and not as replacement for, or superior to, measures of financial performance prepared in accordance with GAAP.

Cash flow generated from operating activities during the third quarter of 2020 was $307 million, compared to $325 million in the third quarter of 2019. The decrease in the third quarter of 2020 was mainly due to an increase in inventory during the third quarter of 2020 compared to a decrease in inventory in the third quarter of 2019.

Free cash flow (cash flow generated from operating activities, net of cash received for capital investments and beneficial interest collected in exchange for securitized trade receivables) was $506 million in the third quarter of 2020, compared to $551 million in the third quarter of 2019. The decrease in the third quarter of 2020 resulted mainly from lower cash flow generated from operating activities.

As of September 30, 2020, our debt was $25,621 million, compared to $26,266 million as of June 30, 2020. This decrease was mainly due the repayment at maturity of our €1,010 million 0.375% senior notes in July 2020, partially offset by exchange rate fluctuations. The portion of total debt classified as short-term as of September 30, 2020 was 8%, compared to 6% June 30, 2020. Our average debt maturity was approximately 6 years as of September 30, 2020, compared to 6.1 years as of June 30, 2020. Our financial leverage was 71% as of September 30, 2020, compared to 64% as of June 30, 2020.

Segment Results for the Third Quarter of 2020

North America Segment

Our North America segment includes the United States and Canada.

The following table presents revenues, expenses and profit for our North America segment for the three months ended September 30, 2020 and 2019:

	Three months ended September 30,
	2020		2019
	(U.S. $ in millions / % of Segment Revenues)
Revenues.............................................................................................................................................................................	$2,017	100%	$2,051	100%
Gross profit..........................................................................................................................................................................	1,056	52.4%	1,048	51.1%
R&D expenses......................................................................................................................................................................	155	7.7%	156	7.6%
S&M expenses......................................................................................................................................................................	250	12.4%	219	10.7%
G&A expenses......................................................................................................................................................................	97	4.8%	112	5.5%
Other (income) expense..........................................................................................................................................................	(5)	§	(5)	§
Segment profit*....................................................................................................................................................................	$560	27.7%	$565	27.5%

* Segment profit does not include amortization and certain other items. § Represents an amount less than 0.5%.

Revenues from our North America segment in the third quarter of 2020 were $2,017 million, a decrease of $34 million, or 2%, compared to the third quarter of 2019, mainly due to a decrease in revenues of COPAXONE and BENDEKA/TREANDA, partially offset by higher revenues from AUSTEDO, generic products and AJOVY. Our North America segment has experienced some reductions in volume due to less physician and hospital activity during the COVID-19 pandemic, but has also experienced increase in demand for certain products related to the treatment of COVID-19 and its symptoms. In addition, the ability to promote our new specialty products, primarily AJOVY and AUSTEDO, has been impacted by less physician visits by patients and less physician interactions by our sales personnel.

Revenues in the United States, our largest market, were $1,887 million in the third quarter of 2020, a decrease of $20 million, or 1%, compared to the third quarter of 2019.

Revenues by Major Products and Activities

The following table presents revenues for our North America segment by major products and activities for the three months ended September 30, 2020 and 2019:

	Three months ended September 30,		Percentage Change
	2020	2019	2019-2020
	(U.S. $ in millions)

Generic products.........................................................................................................................................................................	$928	$914	2%
AJOVY.....................................................................................................................................................................................	35	25	42%
AUSTEDO.................................................................................................................................................................................	168	105	60%
BENDEKA/TREANDA...............................................................................................................................................................	105	124	(15%)
COPAXONE..............................................................................................................................................................................	236	271	(13%)
ProAir*.....................................................................................................................................................................................	50	71	(30%)
QVAR.......................................................................................................................................................................................	42	60	(29%)
Anda ........................................................................................................................................................................................	341	351	(3%)
Other........................................................................................................................................................................................	113	131	(14%)
Total.........................................................................................................................................................................................	$2,017	$2,051	(2%)

* Does not include revenues from the ProAir authorized generic, which are included under generic products.

Generic products revenues in our North America segment (including biosimilars) in the third quarter of 2020 were $928 million, an increase of 2% compared to the third quarter of 2019. This increase was mainly due to higher revenues from TRUXIMA and from our ProAir® authorized generic, partially offset by lower volume of other generic products.

On September 30, 2020, we launched emtricitabine and tenofovir disoproxil fumarate tablets, 200mg/300mg (the generic equivalent of Truvada®), and efavirenz, emtricitabine and tenofovir disoproxil fumarate tablets (the generic equivalent for Atripla®) for the prevention and treatment of HIV, respectively. We did not recognize revenues for these products in the third quarter of 2020.

In the third quarter of 2020, we led the U.S. generics market in total prescriptions and new prescriptions, with approximately 365 million total prescriptions (based on trailing twelve months), representing 10.0% of total U.S. generic prescriptions according to IQVIA data.

AJOVY revenues in our North America segment in the third quarter of 2020 were $35 million, an increase of $10 million, or 42% compared to the third quarter of 2019, mainly due to growth in volume in the third quarter of 2020.

AUSTEDO revenues in our North America segment in the third quarter of 2020 increased by 60% to $168 million, compared to $105 million in the third quarter of 2019. This increase was mainly due to growth in volume in the third quarter of 2020.

BENDEKA and TREANDA combined revenues in our North America segment in the third quarter of 2020 decreased by 15% to $105 million, compared to the third quarter of 2019, mainly due to the emergence of alternative novel therapies and continued competition from Belrapzo® (a ready-to-dilute bendamustine hydrochloride product from Eagle Pharmaceuticals, Inc.).

COPAXONE revenues in our North America segment in the third quarter of 2020 decreased by 13% to $236 million, compared to the third quarter of 2019, mainly due to generic competition in the United States.

ProAir revenues in our North America segment in the third quarter of 2020 decreased by 30% to $50 million, compared to the third quarter of 2019. In January 2019, we launched our own ProAir authorized generic in the United States following the launch of a generic version of Ventolin® HFA, another albuterol inhaler. Revenues from our ProAir HFA authorized generic are included in “generic products” above. In July 2020, we announced the launch of ProAir® Digihaler® (albuterol sulfate 117 mcg) inhalation powder, which is the first and only digital rescue inhaler with built-in sensors which connects to a companion mobile application and provides inhaler use information to people with asthma and COPD. In September 2020, we announced the launch of AirDuo Digihaler (fluticasone propionate and salmeterol) inhalation powder and the launch of ArmonAir Digihaler (fluticasone propionate) inhalation powder, two digital maintenance inhalers for adolescent and adult patients with asthma.

QVAR revenues in our North America segment in the third quarter of 2020 decreased by 29% to $42 million, compared to the third quarter of 2019, mainly due to increased price competition and lower volumes.

Anda revenues in our North America segment in the third quarter of 2020 decreased by 3% to $341 million, compared to $351 million in the third quarter of 2019, mainly due to slightly lower demand.

North America Gross Profit

Gross profit from our North America segment in the third quarter of 2020 was $1,056 million, an increase of 1%, compared to $1,048 million in the third quarter of 2019.

Gross profit margin for our North America segment in the third quarter of 2020 increased to 52.4%, compared to 51.1% in the third quarter of 2019. This increase was mainly due to the change in mix of products.

North America Profit

Profit from our North America segment consists of gross profit less R&D expenses, S&M expenses, G&A expenses and any other income related to this segment. Segment profit does not include amortization and certain other items.

Profit from our North America segment in the third quarter of 2020 was $560 million, flat compared to $565 million in the third quarter of 2019, mainly due to lower revenues, offset by a change in mix of products.

Europe Segment

Our Europe segment includes the European Union and certain other European countries.

The following table presents revenues, expenses and profit for our Europe segment for the three months ended September 30, 2020 and 2019:

	Three months ended September 30,
	2020		2019
	(U.S. $ in millions / % of Segment Revenues)
Revenues.............................................................................................................................................................................	$1,116	100%	$1,163	100%
Gross profit..........................................................................................................................................................................	637	57.1%	662	56.9%
R&D expenses......................................................................................................................................................................	60	5.4%	63	5.4%
S&M expenses......................................................................................................................................................................	200	17.9%	206	17.7%
G&A expenses......................................................................................................................................................................	66	5.9%	56	4.9%
Other (income) expense..........................................................................................................................................................	(1)	§	(4)	§
Segment profit*....................................................................................................................................................................	$312	28.0%	$341	29.3%

* Segment profit does not include amortization and certain other items. § Represents an amount less than 0.5%.

Revenues from our Europe segment in the third quarter of 2020 were $1,116 million, a decrease of 4%, or $47 million, compared to the third quarter of 2019. In local currency terms, revenues decreased by 7%, mainly due to reduced demand for certain products resulting from the COVID-19 pandemic. The COVID-19 pandemic has led to a decline in doctor and hospital visits by patients resulting in fewer prescriptions during the third quarter of 2020. This decrease is also attributed to price declines for oncology products as a result of generic competition and a decline in COPAXONE revenues due to competing glatiramer acetate products.

Revenues by Major Products and Activities

The following table presents revenues for our Europe segment by major products and activities for the three months ended September 30, 2020 and 2019:

	Three months ended September 30,		Percentage Change
	2020	2019	2019-2020
	(U.S. $ in millions)
Generic products.........................................................................................................................................................................	$824	$836	(1%)
COPAXONE..............................................................................................................................................................................	101	106	(5%)
Respiratory products....................................................................................................................................................................	77	87	(12%)
AJOVY.....................................................................................................................................................................................	8	1	NA
Other........................................................................................................................................................................................	106	134	(21%)
Total.........................................................................................................................................................................................	$1,116	$1,163	(4%)

Generic products revenues in our Europe segment in the third quarter of 2020, including OTC products, decreased by 1% to $824 million, compared to the third quarter of 2019. In local currency terms, revenues decreased by 6% compared to the third quarter of 2019, mainly due to a reduced demand for certain products resulting from the COVID-19 pandemic. The COVID-19 pandemic has led to a decline in doctor and hospital visits by patients resulting in fewer prescriptions during the third quarter of 2020.

COPAXONE revenues in our Europe segment in the third quarter of 2020 decreased by 5% to $101 million, compared to the third quarter of 2019. In local currency terms, revenues decreased by 9%, due to price reductions and a decline in volume resulting from competing glatiramer acetate products.

Respiratory products revenues in our Europe segment in the third quarter of 2020 decreased by 12% to $77 million, compared to the third quarter of 2019. In local currency terms, revenues decreased by 15%, mainly due to reduced demand resulting from the impact the COVID-19 pandemic had on purchasing patterns. The COVID-19 pandemic led to increased demand in the first quarter and a correlating decrease in the following quarters.

AJOVY revenues in our Europe segment in the third quarter of 2020 were $8 million, compared to $1 million in the third quarter of 2019.

Europe Gross Profit

Gross profit from our Europe segment in the third quarter of 2020 was $637 million, a decrease of 4% compared to $662 million in the third quarter of 2019. This decrease was mainly due to lower revenues, as discussed above.

Gross profit margin for our Europe segment in the third quarter of 2020 increased to 57.1%, compared to 56.9% in the third quarter of 2019.

Europe Profit

Profit from our Europe segment consists of gross profit less R&D expenses, S&M expenses, G&A expenses and any other income related to this segment. Segment profit does not include amortization and certain other items.

Profit from our Europe segment in the third quarter of 2020 was $312 million, a decrease of 8%, compared to $341 million in the third quarter of 2019. This decrease was mainly due to lower revenues, as discussed above.

International Markets Segment

Our International Markets segment includes all countries in which we operate other than those in our North America and Europe segments. The key markets in this segment are Japan, Russia and Israel.

On July 30, 2020, we entered into an agreement to sell the majority of the generic and operational assets of our business venture in Japan. We expect this transaction to close by early 2021. The closing of the transaction is subject to customary closing conditions.

The following table presents revenues, expenses and profit for our International Markets segment for the three months ended September 30, 2020 and 2019:

	Three months ended September 30,
	2020		2019**
	(U.S. $ in millions / % of Segment Revenues)
Revenues.............................................................................................................................................................................	$529	100%	$565	100%
Gross profit..........................................................................................................................................................................	275	52.0%	295	52.2%
R&D expenses......................................................................................................................................................................	17	3.2%	21	3.7%
S&M expenses......................................................................................................................................................................	101	19.1%	114	20.1%
G&A expenses......................................................................................................................................................................	33	6.3%	32	5.6%
Other (income) expense..........................................................................................................................................................	(1)	§	(1)	§
Segment profit*....................................................................................................................................................................	$125	23.6%	$130	23.0%

§ Represents an amount less than 0.5%. * Segment profit does not include amortization and certain other items.

**The data presented for prior periods have been revised to reflect a revision in the presentation of net revenues and cost of sales in the consolidated financial statements. See note 1c to our consolidated financial statements for additional information.

Revenues from our International Markets segment in the third quarter of 2020 were $529 million, a decrease of $35 million, or 6%, compared to the third quarter of 2019. In local currency terms, revenues decreased by 1% compared to the third quarter of 2019, mainly due to lower sales in Japan resulting from regulatory price reductions and generic competition to off-patented products, as well as loss of revenues from the sale of certain assets in the Israeli market, partially offset by higher revenues in other markets. Revenues in the third quarter of 2020 were also impacted by reduced demand for certain products resulting from the impact of the COVID-19 pandemic. The COVID-19 pandemic has led to a decline in doctor and hospital visits by patients resulting in fewer prescriptions during the third quarter of 2020.

Revenues by Major Products and Activities

The following table presents revenues for our International Markets segment by major products and activities for the three months ended September 30, 2020 and 2019:

	Three months ended September 30,		Percentage Change
	2020	2019*	2019-2020
	(U.S. $ in millions)
Generic products.........................................................................................................................................................................	$429	$474	(10%)
COPAXONE..............................................................................................................................................................................	14	20	(27%)
Other........................................................................................................................................................................................	86	71	21%
Total.........................................................................................................................................................................................	$529	$565	(6%)

*The data presented for prior periods have been revised to reflect a revision in the presentation of net revenues and cost of sales in the consolidated financial statements. See note 1c to our consolidated financial statements for additional information.

Generic products revenues in our International Markets segment in the third quarter of 2020, which include OTC products, decreased by 10% to $429 million, compared to the third quarter of 2019. In local currency terms, revenues decreased by 4%, mainly due to lower sales in Japan resulting from regulatory price reductions and generic competition to off-patented products. Revenues in the third quarter of 2020 were also impacted by reduced demand for certain products resulting from the impact of the COVID-19 pandemic. The COVID-19 pandemic has led to a decline in doctor and hospital visits by patients resulting in fewer prescriptions during the third quarter of 2020.

COPAXONE revenues in our International Markets segment in the third quarter of 2020 decreased by 27% to $14 million, compared to $20 million in the third quarter of 2019. In local currency terms, revenues decreased by 14%.

AJOVY On May 12, 2017, we entered into a license and collaboration agreement with Otsuka Pharmaceutical Co., Ltd. (“Otsuka”) providing Otsuka with an exclusive license to conduct phase 2 and 3 clinical trials for AJOVY in Japan and, once approved, to commercialize the product in Japan. On July 29, 2020, Otsuka submitted an application to obtain manufacturing and marketing approval for AJOVY in Japan. As a result, Otsuka paid Teva a milestone payment of $15 million in the third quarter of 2020, which was recorded as revenue under “Other” in the table above.

International Markets Gross Profit

Gross profit from our International Markets segment in the third quarter of 2020 was $275 million, a decrease of 7% compared to $295 million in the third quarter of 2019.

Gross profit margin for our International Markets segment in the third quarter of 2020 decreased to 52.0%, compared to 52.2% in the third quarter of 2019. This decrease was mainly due to a different portfolio mix.

International Markets Profit

Profit from our International Markets segment consists of gross profit less R&D expenses, S&M expenses, G&A expenses and any other income related to this segment. Segment profit does not include amortization and certain other items.

Profit from our International Markets segment in the third quarter of 2020 was $125 million, a decrease of 4%, compared to $130 million in the third quarter of 2019. This decrease was mainly due to lower sales in Japan, partially offset by lower S&M expenses.

Other Activities

We have other sources of revenues, primarily the sale of APIs to third parties, certain contract manufacturing services and an out-licensing platform offering a portfolio of products to other pharmaceutical companies through our affiliate Medis. Our other activities are not included in our North America, Europe or International Markets segments described above.

Our revenues from other activities in the third quarter of 2020 were $316 million, an increase of 1% compared to the third quarter of 2019. In local currency terms, revenues decreased by 1%.

API sales to third parties in the third quarter of 2020 were $175 million, flat in both U.S. dollar and local currency terms, compared to the third quarter of 2019.

Conference Call

Teva will host a conference call and live webcast including a slide presentation on November 5, 2020 at 8:00 a.m. ET to discuss its third quarter of 2020 results and overall business environment. A question & answer session will follow.

United States 1 (866) 966-1396
International +44 (0) 2071 928000
Israel 1 (809) 203-624
Passcode: 7275239.

A live webcast of the call will be available on Teva’s website at: ir.tevapharm.com. Please log in at least 10 minutes prior to the conference call in order to download the required software.

Following the conclusion of the call, a replay of the webcast will be available within 24 hours on the Company's website or by calling United States 1-866-331-1332; International +44 (0) 3333 009785; passcode: 7275239.

About Teva

Teva Pharmaceutical Industries Ltd. (NYSE and TASE: TEVA) has been developing and producing medicines to improve people’s lives for more than a century. We are a global leader in generic and specialty medicines with a portfolio consisting of over 3,500 products in nearly every therapeutic area. Around 200 million people around the world take a Teva medicine every day, and are served by one of the largest and most complex supply chains in the pharmaceutical industry. Along with our established presence in generics, we have significant innovative research and operations supporting our growing portfolio of specialty and biopharmaceutical products. Learn more at http://www.tevapharm.com.

Some amounts in this press release may not add up due to rounding. All percentages have been calculated using unrounded amounts.

Non-GAAP Financial Measures

This press release contains certain financial information that differs from what is reported under accounting principles generally accepted in the United States ("GAAP"). These non-GAAP financial measures, including, but not limited to, non-GAAP EPS, non-GAAP operating income, non-GAAP gross profit, non-GAAP gross profit margin, EBITDA, non-GAAP financial expenses, non-GAAP income taxes, non-GAAP net income and non-GAAP diluted EPS are presented in order to facilitates investors' understanding of our business. We utilize certain non-GAAP financial measures to evaluate performance, in conjunction with other performance metrics. The following are examples of how we utilize the non-GAAP measures: our management and board of directors use the non-GAAP measures to evaluate our operational performance, to compare against work plans and budgets, and ultimately to evaluate the performance of management; our annual budgets are prepared on a non-GAAP basis; and senior management’s annual compensation is derived, in part, using these non-GAAP measures. See the attached tables for a reconciliation of the GAAP results to the adjusted non-GAAP figures. Investors should consider non-GAAP financial measures in addition to, and not as replacements for, or superior to, measures of financial performance prepared in accordance with GAAP. We are not providing forward looking guidance for GAAP reported financial measures or a quantitative reconciliation of forward-looking non-GAAP financial measures to the most directly comparable GAAP measure because we are unable to predict with reasonable certainty the ultimate outcome of certain significant items without unreasonable effort.

Cautionary Note Regarding Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, which are based on management’s current beliefs and expectations and are subject to substantial risks and uncertainties, both known and unknown, that could cause our future results, performance or achievements to differ significantly from that expressed or implied by such forward-looking statements. Important factors that could cause or contribute to such differences include risks relating to:

  our ability to successfully compete in the marketplace, including: that we are substantially dependent on our generic products; consolidation of our customer base and commercial alliances among our customers; the increase in the number of competitors targeting generic opportunities and seeking U.S. market exclusivity for generic versions of significant products; competition for our specialty products, especially COPAXONE®, our leading medicine, which faces competition from existing and potential additional generic versions, competing glatiramer acetate products and orally-administered alternatives; the uncertainty of commercial success of AJOVY® or AUSTEDO®; competition from companies with greater resources and capabilities; delays in launches of new products and our ability to achieve expected results from investments in our product pipeline; ability to develop and commercialize biopharmaceutical products; efforts of pharmaceutical companies to limit the use of generics, including through legislation and regulations and the effectiveness of our patents and other measures to protect our intellectual property rights;
  our substantial indebtedness, which may limit our ability to incur additional indebtedness, engage in additional transactions or make new investments, may result in a further downgrade of our credit ratings; and our inability to raise debt or borrow funds in amounts or on terms that are favorable to us;
  our business and operations in general, including: uncertainty regarding the magnitude, duration, and geographic reach of the COVID-19 pandemic and its impact on our business, financial condition, operations, cash flows, and liquidity and on the economy in general; our ability to successfully execute and maintain the activities and efforts related to the measures we have taken or may take in response to the COVID-19 pandemic and associated costs therewith; effectiveness of our restructuring plan announced in December 2017; our ability to attract, hire and retain highly skilled personnel; our ability to develop and commercialize additional pharmaceutical products; compliance with anti-corruption sanctions and trade control laws; manufacturing or quality control problems; interruptions in our supply chain, including due to potential effects of the COVID-19 pandemic on our operations and business in geographic locations impacted by the pandemic and on the business operations of our suppliers; disruptions of information technology systems; breaches of our data security; variations in intellectual property laws; challenges associated with conducting business globally, including adverse effects of the COVID-19 pandemic, political or economic instability, major hostilities or terrorism; significant sales to a limited number of customers; our ability to successfully bid for suitable acquisition targets or licensing opportunities, or to consummate and integrate acquisitions; our prospects and opportunities for growth if we sell assets; and potential difficulties related to the operation of our new global enterprise resource planning (ERP) system;
  compliance, regulatory and litigation matters, including: our ability to successfully defend against the U.S. Department of Justice criminal charges of Sherman Act violations; increased legal and regulatory action in connection with public concern over the abuse of opioid medications in the U.S. and our ability to reach a final resolution of the remaining opioid-related litigation; costs and delays resulting from the extensive governmental regulation to which we are subject or delays in governmental processing time due to modified government operations due to the COVID-19 pandemic, including effects on product and patent approvals due to the COVID-19 pandemic; the effects of reforms in healthcare regulation and reductions in pharmaceutical pricing, reimbursement and coverage; governmental investigations into S&M practices; potential liability for patent infringement; product liability claims; increased government scrutiny of our patent settlement agreements; failure to comply with complex Medicare and Medicaid reporting and payment obligations; and environmental risks;
  other financial and economic risks, including: our exposure to currency fluctuations and restrictions as well as credit risks; potential impairments of our intangible assets; potential significant increases in tax liabilities; and the effect on our overall effective tax rate of the termination or expiration of governmental programs or tax benefits, or of a change in our business;

and other factors discussed in this press release, in our Quarterly Report on Form 10-Q for the third quarter of 2020 and in our Annual Report on Form 10-K for the year ended December 31, 2019, including in the sections captioned "Risk Factors” and “Forward Looking Statements.” Forward-looking statements speak only as of the date on which they are made, and we assume no obligation to update or revise any forward-looking statements or other information contained herein, whether as a result of new information, future events or otherwise. You are cautioned not to put undue reliance on these forward-looking statements.

Consolidated Statements of Income
(U.S. dollars in millions, except share and per share data)

		Three months ended		Nine months ended
		September 30,		September 30,
		2020	2019	2020	2019
		(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)
Net revenues.................................................................................................................................		3,978	4,093	12,206	12,420
Cost of sales..................................................................................................................................		2,126	2,264	6,528	6,841
Gross profit...................................................................................................................................		1,852	1,830	5,678	5,579
Research and development expenses.............................................................................................		258	240	704	778
Selling and marketing expenses.....................................................................................................		605	595	1,815	1,908
General and administrative expenses............................................................................................		279	285	846	873
Intangible assets impairments.......................................................................................................		509	177	1,278	1,206
Goodwill impairment....................................................................................................................		4,628	-	4,628	-
Other asset impairments, restructuring and other items...............................................................		(98)	160	404	263
Legal settlements and loss contingencies.......................................................................................		21	468	10	1,171
Other income ..............................................................................................................................		(8)	(14)	(30)	(29)
Operating (loss) income.................................................................................................................		(4,342)	(81)	(3,978)	(591)
Financial expenses, net.................................................................................................................		117	211	565	635
Income (loss) before income taxes.................................................................................................		(4,459)	(292)	(4,543)	(1,226)
Income taxes (benefit)...................................................................................................................		16	11	(147)	(159)
Share in (profits) losses of associated companies- net....................................................................		(136)	4	(135)	8
Net income (loss)...........................................................................................................................		(4,340)	(307)	(4,261)	(1,076)
Net income (loss) attributable to non-controlling interests.............................................................		10	7	(121)	33
Net income (loss) attributable to Teva ..........................................................................................		(4,349)	(314)	(4,140)	(1,108)

Earnings (loss) per share attributable to Teva:	Basic ($)	(3.97)	(0.29)	(3.78)	(1.02)
	Diluted ($)	(3.97)	(0.29)	(3.78)	(1.02)
Weighted average number of shares (in millions):	Basic	1,096	1,092	1,095	1,091
	Diluted	1,096	1,092	1,095	1,091

Non-GAAP net income attributable to Teva:*		637	637	2,077	1,943
Non-GAAP net income attributable to Teva for diluted earnings per share:		637	637	2,077	1,943

Non-GAAP earnings per share attributable to Teva:*	Basic ($)	0.58	0.58	1.90	1.78
	Diluted ($)	0.58	0.58	1.89	1.78

Non-GAAP average number of shares (in millions):	Basic	1,096	1,092	1,095	1,091
	Diluted	1,100	1,093	1,099	1,093

* See reconciliation attached.

Condensed Consolidated Balance Sheets
(U.S. dollars in millions)

	September 30,	December 31,
	2020	2019
ASSETS	(Unaudited)	(Audited)
Current assets:
Cash and cash equivalents.................................................................	1,827	1,975
Accounts receivables, net of allowance for credit losses of $117 million and $135 million as of September 30, 2020 and December 31, 2019	4,385	5,676
Inventories.......................................................................................	4,516	4,422
Prepaid expenses..............................................................................	895	870
Other current assets..........................................................................	423	434
Assets held for sale..........................................................................	113	87
Total current assets........................................................................	12,160	13,464
Deferred income taxes....................................................................	509	386
Other non-current assets.................................................................	822	591
Property, plant and equipment, net.................................................	6,152	6,436
Operating lease right-of-use assets..................................................	557	514
Identifiable intangible assets, net....................................................	9,308	11,232
Goodwill.........................................................................................	20,228	24,846
Total assets.....................................................................................	49,737	57,470

LIABILITIES & EQUITY
Current liabilities:
Short-term debt.................................................................................	2,106	2,345
Sales reserves and allowances...........................................................	4,998	6,159
Accounts payables............................................................................	1,716	1,718
Employee-related obligations.............................................................	601	693
Accrued expenses.............................................................................	1,735	1,869
Other current liabilities.....................................................................	946	889
Total current liabilities...................................................................	12,103	13,674

Long-term liabilities:
Deferred income taxes......................................................................	874	1,096
Other taxes and long-term liabilities...................................................	2,181	2,640
Senior notes and loans.......................................................................	23,515	24,562
Operating lease liabilities..................................................................	472	435
Total long-term liabilities................................................................	27,042	28,733
Equity:
Teva shareholders’ equity	9,593	13,972
Non-controlling interests...................................................................	999	1,091
Total equity.....................................................................................	10,592	15,063
Total liabilities and equity...............................................................	49,737	57,470

TEVA PHARMACEUTICAL INDUSTRIES LIMITED
CONSOLIDATED STATEMENTS OF CASH FLOWS
(U.S. dollars in millions)
(Unaudited)

	Nine months ended		Three months ended
	September 30,		September 30,
	2020	2019	2020	2019
Operating activities:
Net income (loss)....................................................................................................................	(4,261)	$(1,076)	(4,339)	$(308)
Adjustments to reconcile net income (loss) to net cash provided by operations:
Depreciation and amortization................................................................................................	1,162	1,306	381	413
Impairment of long-lived assets and assets held for sale........................................................	6,314	1,302	5,194	205
Net change in operating assets and liabilities.........................................................................	(1,627)	(784)	(625)	272
Deferred income taxes – net and uncertain tax positions.........................................................	(656)	(652)	(154)	(290)
Stock-based compensation......................................................................................................	91	99	29	35
Net loss (gain) from investments and from sale of long lived assets ....................................	(232)	10	(256)	4
Research and development in process....................................................................................	40	-	40	-
Other items .............................................................................................................................	54	5	37	(6)
Net cash provided by operating activities...........................................................................	885	210	307	325

Investing activities:
Beneficial interest collected in exchange for securitized accounts receivables......................	1,102	1,108	333	362
Purchases of property, plant and equipment............................................................................	(402)	(406)	(143)	(169)
Proceeds from sale of long-lived assets................................................................................	54	167	9	33
Other investing activities........................................................................................................	(32)	56	(42)	(2)
Net cash provided by investing activities............................................................................	722	925	157	224

Financing activities:
Repayment of senior notes and loans and other long-term liabilities......................................	(1,871)	(1,715)	(1,171)	(1,558)
Net change in short-term debt.................................................................................................	115	96	115	96
Tax withholding payments made on shares and dividends......................................................	-	(52)	-	-
Other financing activities........................................................................................................	(4)	(14)	(1)	1
Net cash used in financing activities....................................................................................	(1,760)	(1,685)	(1,057)	(1,461)
Translation adjustment on cash and cash equivalents........................................................	5	9	18	(12)
Net change in cash and cash equivalents.............................................................................	(148)	(541)	(575)	(924)
Balance of cash and cash equivalents at beginning of period.............................................	1,975	1,782	2,402	2,165

Balance of cash and cash equivalents at end of period.......................................................	$1,827	$1,241	$1,827	$1,241

Non-cash financing and investing activities:
Beneficial interest obtained in exchange for securitized accounts receivables	$1,055	$1,123	$327	$353

	Three Months Ended September 30, 2020
	U.S. $ and shares in millions (except per share amounts)
	GAAP	Excluded for non-GAAP measurement												Non-GAAP

		Amortization of purchased intangible assets	Legal settlements and loss contingencies	Goodwill impairment	Impairment of long lived assets	Other R&D expenses	Restructuring costs	Costs related to regulatory actions taken in facilities	Equity compensation	Contingent consideration	Other non- GAAP items	Other items	Corresponding tax effect
Cost of sales	2,126	221						6	7		(2)			1,894
R&D expenses	258					21			5		-			233
S&M expenses	605	31							8		-			566
G&A expenses	279								10		-			269
Other (income) expense	(8)										-			(8)
Legal settlements and loss contingencies	21		21											-
Other assets impairments, restructuring and other items	(98)				56		9			(179)	15			-
Intangible assets impairments	509				509									-
Goodwill impairment	4,628			4,628										-
Financial expenses, net	117											(124)		241
Income taxes	16												(117)	133
Share in losses of associated companies – net	(136)											(134)		(1)
Net income (loss) attributable to non- controlling interests	10											(6)		15
Total reconciled items		251	21	4,628	565	21	9	6	30	(179)	14	(264)	(117)

EPS - Basic	(3.97)												4.55	0.58
EPS - Diluted	(3.97)												4.55	0.58

		The non-GAAP diluted weighted average number of shares was 1,100 million for the three months ended September 30, 2020.

	Nine Months Ended September 30, 2020
	U.S. $ and shares in millions (except per share amounts)
	GAAP	Excluded for non-GAAP measurement											Non GAAP
		Amortization of purchased intangible assets	Legal settlements and loss contingencies	Goodwill impairment	Impairment of long-lived assets	Restructuring costs	Costs related to regulatory actions taken in facilities	Equity compensation	Contingent consideration	Other non GAAP items	Other items	Corresponding tax effect
Cost of sales	6,528	663					17	19		30			5,799
R&D expenses	704							14		3			687
S&M expenses	1,815	95						25		-			1,695
G&A expenses	846							31		12			803
Other (income) expense	(30)									(3)			(27)
Legal settlements and loss contingencies	10		10										-
Other assets impairments, restructuring and other items	404				408	82			(96)	10	-		-
Intangible assets impairment	1,278				1,278								-
Goodwill impairment	4,628			4,628									-
Financial expenses, net	565										(118)		683
Income taxes	(147)											(583)	436
Share in losses of associated companies – net	(135)										(134)		(1)
Net income (loss) attributable to non-controlling interests	(121)										(174)		53
Total reconciled items		758	10	4,628	1,686	82	17	90	(96)	52	(427)	(583)

EPS - Basic	(3.78)											5.68	1.90
EPS - Diluted	(3.78)											5.67	1.89

		The non-GAAP diluted weighted average number of shares was 1,099 million for the nine months ended September 30, 2020.

	Three Months Ended September 30, 2019
	U.S. $ and shares in millions (except per share amounts)
	GAAP	Excluded for non-GAAP measurement											Non-GAAP

		Amortization of purchased intangible assets	Legal settlements and loss contingencies	Impairment of long lived assets	Restructuring costs	Costs related to regulatory actions taken in facilities	Equity compensation	Contingent consideration	Gain on sale of business	Other non- GAAP items	Other items	Corresponding tax effect
Cost of sales**	2,264	220				11	7			35			1,990
R&D expenses	240						5			(7)			242
S&M expenses	595	35					9						551
G&A expenses	285						14			1			270
Other (income) expense	(14)								(3)				(11)
Legal settlements and loss contingencies	468		468										-
Other assets impairments, restructuring and other items	160			28	61			51		21			-
Intangible assets impairments	177			177									-
Financial expenses, net	211										3		208
Income taxes	11											(172)	183
Share in losses of associated companies – net	4												4
Net income (loss) attributable to non- controlling interests	7										(12)		19
Total reconciled items		255	468	204	61	11	35	51	(3)	51	(9)	(172)

EPS - Basic	(0.29)											0.87	0.58
EPS - Diluted	(0.29)											0.87	0.58

		**The data presented for prior periods has been revised to reflect a revision in the presentation of net revenues and cost of sales in the consolidated financial statements. See note 1c to our consolidated financial statements for additional information.
		The non-GAAP diluted weighted average number of shares was 1,093 million for the three months ended September 30, 2019.

	Nine months ended September 30, 2019
	U.S. $ and shares in millions (except per share amounts)
	GAAP	Excluded for non-GAAP measurement													Non GAAP

		Amortization of purchased intangible assets	Legal settlements and loss contingencies	Impairment of long-lived assets	Acquisition, integration and related expenses	Restructuring costs	Costs related to regulatory actions taken in facilities	Equity compensation	Contingent consideration	Gain on sale of business	Other non GAAP items	Other items	Corresponding tax effect	Unusual tax item*
Cost of sales**	6,841	717					28	21			96				5,978
R&D expenses	778							17			(7)				768
S&M expenses	1,908	105						29							1,774
G&A expenses	873							37			-				836
Other (income) expense	(29)									(12)					(17)
Legal settlements and loss contingencies	1,171		1,171												-
Other assets impairments, restructuring and other items	263			96	2	140			4		22				-
Intangible assets impairment	1,206			1,206											-
Financial expenses, net	635											9			626
Income taxes	(159)												(662)	61	442
Share in losses of associated companies – net	8											-			8
Net income (loss) attributable to non- controlling interests	33											(28)			61
Total reconciled items		823	1,171	1,302	2	140	28	104	4	(12)	111	(19)	(662)	61
EPS - Basic	(1.02)													2.80	1.78
EPS - Diluted	(1.02)													2.80	1.78

		*Interest disallowance as a result of the U.S Tax Cuts and Jobs Act.
		**The data presented for prior periods has been revised to reflect a revision in the presentation of net revenues and cost of sales in the consolidated financial statements. See note 1c to our consolidated financial statements for additional information.
		The non-GAAP diluted weighted average number of shares was 1,093 million for the nine months ended September 30, 2019.

	Segment Information

	North America		Europe		International Markets *
	Three months ended September 30,		Three months ended September 30,		Three months ended September 30,
	2020	2019	2020	2019	2020	2019

	(U.S. $ in millions)		(U.S. $ in millions)		(U.S. $ in millions)

Revenues......................	$2,017	$2,051	$1,116	$1,163	$529	$565
Gross profit..................	1,056	1,048	637	662	275	295
R&D expenses..............	155	156	60	63	17	21
S&M expenses.............	250	219	200	206	101	114
G&A expenses..............	97	112	66	56	33	32
Other (income) loss.....	(5)	(5)	(1)	(4)	(1)	(1)
Segment profit.............	$560	$565	$312	$341	$125	$130

*The data presented for prior periods have been revised to reflect a revision in the presentation of net revenues and cost of sales in the consolidated financial statements.

	Segment Information

	North America		Europe		International Markets *
	Nine months ended September 30,		Nine months ended September 30,		Nine months ended September 30,
	2020	2019	2020	2019	2020	2019

	(U.S. $ in millions)		(U.S. $ in millions)		(U.S. $ in millions)

Revenues......................	$6,146	$6,169	$3,520	$3,611	$1,582	$1,668
Gross profit..................	3,208	3,155	2,009	2,066	828	877
R&D expenses..............	455	497	180	199	51	66
S&M expenses.............	755	756	590	637	312	348
G&A expenses..............	325	342	184	175	96	102
Other income...............	(9)	(6)	(3)	(5)	(10)	(2)
Segment profit.............	$1,682	$1,566	$1,058	$1,060	$378	$363

*The data presented for prior periods have been revised to reflect a revision in the presentation of net revenues and cost of sales in the consolidated financial statements.

Reconciliation of our segment profit
to consolidated income before income taxes
	Three months ended
	September 30,
	2020	2019

	(U.S.$ in millions)

North America profit...................................................................	$560	$565
Europe profit................................................................................	312	341
International Markets profit.......................................................	125	130
Total segment profit....................................................................	997	1,036
Profit of other activities..............................................................	28	16
	1,025	1,051
Amounts not allocated to segments:
Amortization	251	255
Other asset impairments, restructuring and other items	(98)	160
Intangible asset impairments	509	177
Goodwill impairment	4,628	-
Legal settlements and loss contingencies	21	468
Other unallocated amounts	55	73

Consolidated operating income (loss)	(4,342)	(81)
Financial expenses - net	117	211
Consolidated loss before income taxes	$(4,459)	$(292)

Reconciliation of our segment profit
to consolidated income before income taxes
	Nine months ended
	September 30,
	2020	2019

	(U.S.$ in millions)

North America profit...................................................................	$1,682	$1,566
Europe profit................................................................................	1,058	1,060
International Markets profit.......................................................	378	363
Total segment profit....................................................................	3,118	2,989
Profit of other activities..............................................................	130	92
	3,248	3,081
Amounts not allocated to segments:
Amortization	758	823
Other asset impairments, restructuring and other items	404	263
Intangible asset impairments	1,278	1,206
Goodwill impairment	4,628	-
Legal settlements and loss contingencies	10	1,171
Other unallocated amounts	148	209

Consolidated operating income (loss)	(3,978)	(591)
Financial expenses - net	565	635
Consolidated income (loss) before income taxes	$(4,543)	$(1,226)

Segment revenues by major products and activities
(Unaudited)

	Three months ended
	September 30,		Percentage Change
	2020	2019	2019-2020
	(U.S.$ in millions)
North America segment
Generic products...................................	$928	$914	2%
AJOVY.....................................................	35	25	42%
AUSTEDO...............................................	168	105	60%
BENDEKA/TREANDA..............................	105	124	(15%)
COPAXONE.............................................	236	271	(13%)
ProAir*...................................................	50	71	(30%)
QVAR......................................................	42	60	(29%)
Anda .....................................................	341	351	(3%)
Other......................................................	113	131	(14%)
Total.......................................................	2,017	2,051	(2%)

	Three months ended
	September 30,		Percentage Change
	2020	2019	2019-2020
	(U.S.$ in millions)
Europe segment
Generic products...................................	$824	$836	(1%)
COPAXONE.............................................	101	106	(5%)
Respiratory products............................	77	87	(12%)
AJOVY.....................................................	8	1	NA
Other......................................................	106	134	(21%)
Total.......................................................	1,116	1,163	(4%)

	Three months ended
	September 30,		Percentage Change
	2020	2019 *	2019-2020
	(U.S.$ in millions)
International Markets segment
Generic products...................................	$429	$474	(10%)
COPAXONE.............................................	14	20	(27%)
Other......................................................	86	71	21%
Total.......................................................	529	565	(6%)

*The data presented for prior periods have been revised to reflect a revision in the presentation of net revenues and cost of sales in the consolidated financial statements.

Revenues by Activity and Geographical Area
(Unaudited)

	Nine months ended
	September 30,		Percentage Change
	2020	2019	2019-2020
	(U.S.$ in millions)
North America segment
Generic products...................................	$2,804	$2,826	(1%)
AJOVY.....................................................	98	68	45%
AUSTEDO...............................................	451	276	64%
BENDEKA / TREANDA............................	313	371	(16%)
COPAXONE.............................................	671	753	(11%)
ProAir.....................................................	175	194	(10%)
QVAR......................................................	139	183	(24%)
Anda .....................................................	1,141	1,080	6%
Other......................................................	354	417	(15%)
Total.......................................................	6,146	6,169	0%

	Nine months ended
	September 30,		Percentage Change
	2020	2019	2019-2020
	(U.S.$ in millions)
Europe segment
Generic products...................................	$2,593	$2,599	-
COPAXONE.............................................	294	327	(10%)
Respiratory products............................	263	267	(2%)
AJOVY.....................................................	17	1	NA
Other......................................................	352	416	(15%)
Total.......................................................	3,520	3,611	(3%)

	Nine months ended
	September 30,		Percentage Change
	2020	2019 *	2019-2020
	(U.S.$ in millions)
International Markets segment
Generic products...................................	$1,304	$1,404	(7%)
COPAXONE.............................................	38	46	(18%)
Other......................................................	241	218	10%
Total.......................................................	1,582	1,668	(5%)

*The data presented for prior periods have been revised to reflect a revision in the presentation of net revenues and cost of sales in the consolidated financial statements.

Free cash flow reconciliation
(Unaudited)

	Three months ended September 30,
	2020	2019

	(U.S. $ in millions)

Net cash provided by operating activities......................................................	307	325
Beneficial interest collected in exchange for securitized accounts receivables, included in investing activities	333	362
Capital investment...........................................................................................	(143)	(169)
Proceeds from sale of long lived assets	9	33
Free cash flow...................................................................................................	$506	$551

Free cash flow reconciliation
(Unaudited)

	Nine months ended September 30,
	2020	2019

	(U.S. $ in millions)

Net cash provided by operating activities......................................................	885	210
Beneficial interest collected in exchange for securitized accounts receivables, included in investing activities	1,102	1,108
Capital investment...........................................................................................	(402)	(406)
Proceeds from sale of long lived assets	54	167
Free cash flow...................................................................................................	$1,639	$1,079

Contacts

IR Contacts
United States
Kevin C. Mannix (215) 591-8912

Israel
Yael Ashman 972 (3) 926-7516

PR Contacts
United States
Kelley Dougherty (973) 832-2810

Israel
Yonatan Beker 972 (54) 888 5898